                                                                     EXHIBIT 2.1
                                                                  EXECUTION COPY




--------------------------------------------------------------------------------


                            ASSET PURCHASE AGREEMENT



                                      among



                         OUTSOURCE INTERNATIONAL, INC.,
                          OUTSOURCE FRANCHISING, INC.,
                    OUTSOURCE INTERNATIONAL OF AMERICA, INC.,
                          CAPITAL STAFFING FUND, INC.,
                          GUARDIAN EMPLOYER WEST, LLC,
                        GUARDIAN EMPLOYER EAST, LLC, and
                               SYNADYNE III, INC.,
                                   as Sellers



                                       and



                           CERBERUS OUTSOURCE SPV LLC,
                                  as Purchaser



                          Dated as of December 18, 2001


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
ARTICLE I DEFINITIONS............................................................................................ 1
     Section 1.1.     Specific Definitions....................................................................... 1
     Section 1.2.     Other Definitional Provisions.............................................................. 8

ARTICLE II THE PURCHASE AND SALE OF PURCHASED ASSETS............................................................. 9
     Section 2.1.     Purchase and Sale of Purchased Assets...................................................... 9
     Section 2.2.     Excluded Assets............................................................................10
     Section 2.3.     Assumed Liabilities........................................................................11
     Section 2.4.     Excluded Liabilities.......................................................................12
     Section 2.5.     Consideration for the Purchased Assets.....................................................12
     Section 2.6.     Closing....................................................................................13
     Section 2.7.     Deliveries at Closing......................................................................13

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLERS............................................................14
     Section 3.1.     Authority..................................................................................14
     Section 3.2.     Organization, Standing and Power...........................................................15
     Section 3.3.     Non-Debtor Subsidiaries....................................................................15
     Section 3.4.     Financial Statements.......................................................................15
     Section 3.5.     Taxes......................................................................................16
     Section 3.6.     Compliance with Law........................................................................16
     Section 3.7.     Governmental Permits.......................................................................16
     Section 3.8.     Litigation.................................................................................16
     Section 3.9.     Real Estate; Real Property Leases..........................................................16
     Section 3.10.    Contracts..................................................................................17
     Section 3.11.    Consents and Approvals.....................................................................17
     Section 3.12.    Environmental Matters......................................................................18
     Section 3.13.    Intellectual Property......................................................................18
     Section 3.14.    Information Technology.....................................................................20
     Section 3.15.    Labor Matters..............................................................................20
     Section 3.16.    Employee Benefits..........................................................................21
     Section 3.17.    Affiliate Transactions.....................................................................22
     Section 3.18.    Insurance..................................................................................23
     Section 3.19.    Brokers and Finders........................................................................23
     Section 3.20.    Sufficiency, Title and Condition of Purchased Assets.......................................23
     Section 3.21.    Bank Accounts..............................................................................23
     Section 3.22.    Absence of Certain Changes or Events.......................................................24
     Section 3.23.    Estimates..................................................................................24

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER...........................................................24
     Section 4.1.     Authority..................................................................................24
     Section 4.2.     Organization, Standing and Power...........................................................24
     Section 4.3.     Litigation.................................................................................24
     Section 4.4.     Consents and Approvals.....................................................................24
     Section 4.5.     Brokers and Finders........................................................................25

ARTICLE V CERTAIN COVENANTS AND AGREEMENTS.......................................................................25
     Section 5.1.     Access and Information.....................................................................25
     Section 5.2.     Registrations, Filings and Consents........................................................25
     Section 5.3.     Conduct of Business........................................................................25
     Section 5.4.     Submission for Bankruptcy Court Approval...................................................27
     Section 5.5.     Leases and Other Contracts.................................................................27
     Section 5.6.     Capitalization of Purchaser................................................................28
     Section 5.7.     Retention of Books and Records.............................................................28
     Section 5.8.     Assistance in Administration...............................................................28
     Section 5.9.     Further Assurances.........................................................................28
     Section 5.10.    Closing....................................................................................28
     Section 5.11.    Transfer Taxes.............................................................................29
     Section 5.12.    Employment.................................................................................29
     Section 5.13.    WARN Act and Severance.....................................................................29
     Section 5.14.    Specified Unpaid Expenses..................................................................30
     Section 5.15.    Outsource Name.............................................................................30
     Section 5.16.    No Individual Liability....................................................................30
     Section 5.17.    Cure Costs.................................................................................30
     Section 5.18.    DeBellas...................................................................................31

ARTICLE VI CONDITIONS TO CLOSING.................................................................................31
     Section 6.1.     Conditions to Obligations of Purchaser.....................................................31
     Section 6.2.     Conditions to Obligations of Sellers.......................................................32

ARTICLE VII TERMINATION..........................................................................................34
     Section 7.1.     Termination................................................................................34
     Section 7.2.     Notice of Termination......................................................................34
     Section 7.3.     Abandonment................................................................................34

ARTICLE VIII MISCELLANEOUS.......................................................................................35
     Section 8.1.     Non-Survival of Representations and Warranties.............................................35
     Section 8.2.     Amendment and Waiver.......................................................................35
     Section 8.3.     Expenses...................................................................................35
     Section 8.4.     Public Disclosure..........................................................................35
     Section 8.5.     Assignment.................................................................................35
     Section 8.6.     Entire Agreement...........................................................................36
     Section 8.7.     Fulfillment of Obligations.................................................................36
     Section 8.8.     Parties in Interest; No Third Party Beneficiaries..........................................36
     Section 8.9.     Schedules..................................................................................36

     Section 8.10.    Counterparts...............................................................................36
     Section 8.11.    Headings...................................................................................36
     Section 8.12.    Notices....................................................................................36
     Section 8.13.    No Strict Construction.....................................................................37
     Section 8.14.    Governing Law..............................................................................38
     Section 8.15.    Severability...............................................................................38

                                    SCHEDULES

Schedule 1.1                 Debtor Subsidiaries of Outsource
Schedule 2.1(a)              Fixed Assets
Schedule 2.1(c)              Leases
Schedule 2.1(p)              Real Property
Schedule 2.1(q)              Promissory Notes
Schedule 2.2(d)              Excluded Real Property
Schedule 2.3(b)              Liabilities in Favor of Seller's Current Employees
Schedule 2.3(c)              Liabilities under Workers' Compensation Policies
Schedule 2.3(d)              Liabilities not in Excess of $11.0 million
Schedule 2.3(e)              Liabilities under Seller's Operating, Real Estate Capital Leases and Executory Contracts
Schedule 3.2                 Foreign Qualifications of Sellers
Schedule 3.3                 Non-Debtor Subsidiaries
Schedule 3.4(a)              Outsource Financial Statements and September Outsource Statements
Schedule 3.4(b)              Outsource Liabilities
Schedule 3.6                 Compliance with Law
Schedule 3.7                 Seller Permits
Schedule 3.8(a)              Litigation
Schedule 3.8(b)              Governmental Directives
Schedule 3.9(a)              Owned Real Property
Schedule 3.10(b)             Other Contracts
Schedule 3.10(c)             Non-Assigned Contracts
Schedule 3.11(c)             Consents and Approvals
Schedule 3.13(a)             Owned and Licensed Intellectual Property
Schedule 3.13(c)             Suits Relating to Owned Intellectual Property
Schedule 3.13(d)             Suits Relating to Intellectual Property Rights
Schedule 3.13(g)             Liens on Intellectual Property
Schedule 3.13(i)             Violations of Intellectual Property Contracts
Schedule 3.14(a)             Information Systems
Schedule 3.14(b)             Information Systems Exceptions
Schedule 3.15(c), (d)        Labor Matters
Schedule 3.15(f)             Employment
Schedule 3.16(a)             Employee Benefits
Schedule 3.16(d)             Multiple Employer Plans
Schedule 3.16(f)             Medical and Death Benefits
Schedule 3.18                Insurance
Schedule 3.20                Title to Purchased Assets
Schedule 3.21                Bank Accounts
Schedule 3.22                Certain Changes and Events
Schedule 4.4                 Consents and Approvals
Schedule 5.3                 Present Employees
Schedule 5.13(b)             Executive Employees
Schedule B                   Transferred Employees

                                    EXHIBITS

Exhibit A                    Bidding Procedures Order
Exhibit B                    Specified Unpaid Expenses
Exhibit C                    Assigned Contracts

                            ASSET PURCHASE AGREEMENT

                  This ASSET PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of December 18, 2001, by and among OUTSOURCE INTERNATIONAL, INC., a Delaware corporation ("OUTSOURCE"), and a debtor and debtor-in-possession in a case pending under Chapter 11 of the Title 11 of the United States Code, 11 U.S.C. ss.ss. 101 et seq. (the "BANKRUPTCY CODE"), each of the subsidiaries of Outsource specified on Schedule 1.1 (each an "OUTSOURCE SELLER" and collectively the "OUTSOURCE SELLERS"), each of which is a debtor and a debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (Outsource, together with the Outsource Sellers, each a "SELLER" and collectively, "SELLERS") and CERBERUS OUTSOURCE SPV LLC, a Delaware limited liability company ("PURCHASER").

                                  WITNESSETH:

                  WHEREAS, Sellers are engaged primarily in the business of temporary and permanent employment placement (the "BUSINESS");

                  WHEREAS, on June 11, 2001 ("PETITION DATE") Sellers filed voluntary petitions (each, a "PETITION" and collectively, the "PETITIONS") initiating cases under Chapter 11 of the Bankruptcy Code and have continued in the possession of their assets and in the management of the Business as debtors and debtors-in-possession under Chapter 11 of the Bankruptcy Code in case nos. LA 01-28173 BB, LA 01-28179 BB, LA 01-28185 BB, LA 01-28191 BB, LA 01-28197 BB
and LA 01-28201 BB (collectively, the "CASES") pending in the United States Bankruptcy Court for the Central District of California Los Angeles Division (the "BANKRUPTCY COURT"); and

                  WHEREAS, Sellers desire to sell, assign, transfer, convey and deliver to Purchaser, and Purchaser desires to purchase and acquire from Sellers, all of the assets of the Business, all on the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and undertakings contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

                  Section 1.1. Specific Definitions. As used in this Agreement, the following terms shall have the meanings specified below:

                  "ACTIONS OR PROCEEDINGS" shall mean any actions, causes of action, claims, suits, proceedings, pleadings, investigations, charges, complaints or demands.

                  "ADMINISTRATIVE EXPENSES" shall mean the following expenses that are incurred after the Petition Date and prior to the closing of the Cases:
(a) legal and other professional fees and expenses of the bankruptcy estates (including professionals for Sellers and professionals for the official committee of unsecured creditors), and (b) the success fee to be paid to DeBellas.

                  "AFFILIATE," as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by or under common control with such Person.

                  "AGREEMENT" shall mean this Agreement and all Schedules and Exhibits hereto.

                  "ASSIGNED CONTRACTS" shall mean Leases and Other Contracts designated by Purchaser to be assumed (if not already assumed by Seller) and assigned to Purchaser and listed on Exhibit C to this Agreement, other than the Excluded Leases and Excluded Contracts.

                  "ASSUMED LIABILITIES" shall have the meaning set forth in
Section 2.3.

                  "AUCTION TRANSACTION" shall mean a transaction in which Sellers accept a Bid, other than that of Purchaser, as the highest and best offer, other than an auction transaction with respect to the promissory notes listed on Schedule 2.1(q).

                  "AVOIDANCE ACTIONS" shall mean all causes of action arising under Sections 506(c), 510, 544, 545, 547, 548, 549, 550, 551 and 553 of the
Bankruptcy Code and all defenses and rights of offset/recoupment relating to proofs of claim asserted or deemed asserted in the Cases.

                  "BANKRUPTCY CODE" shall have the meaning set forth in the preamble.

                  "BANKRUPTCY COURT" shall have the meaning set forth in the recitals.

                  "BENEFIT PLANS" shall have the meaning set forth in Section 3.16(a).

                  "BIDDING PROCEDURES ORDER" shall mean the Bidding Procedures Order of Sellers, in the form attached hereto as Exhibit A.

                  "BUSINESS" shall have the meaning set forth in the recitals.

                  "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which banks in New York, New York or Los Angeles, California are authorized or obligated by law or executive order to close.

                  "BUSINESS INTELLECTUAL PROPERTY" shall have the meaning set forth in Section 3.13(b).

                  "BUSINESS TRADE SECRETS" shall have the meaning set forth in
Section 3.13(h).

                  "CASES" shall have the meaning set forth in the recitals.

                  "CASH RESERVES" shall mean cash set aside by Sellers in segregated accounts for Sellers' employee retention program and in respect of professional fees and expenses in accordance with orders of the Bankruptcy Court.

                  "CLOSING" shall have the meaning set forth in Section 2.6.

                  "CLOSING DATE" shall have the meaning set forth in Section
2.6.

                                   ARTICLE II


                  "CODE" shall mean the Internal Revenue Code of 1986, as amended and the regulations thereunder.

                  "COMMONLY CONTROLLED ENTITY" shall have the meaning set forth in Section 3.16(c).

                  "COMPETING TRANSACTION" shall mean any transaction that has as its purpose a business combination or merger, or issuance of a substantial portion of debt or equity of Sellers, a sale of a substantial portion of the Purchased Assets or a transaction comparable or similar to the transactions contemplated by this Agreement.

                  "CONTRACT" shall mean any mortgage, bond, indenture, lien, lease, franchise, license, permit, contract, agreement, obligation, trust or instrument (but such definition shall not include the Loans).

                  "CREDIT FACILITIES" shall mean, collectively, the Revolving Credit Facility, the Term A Loan and the Term B Loan.

                  "DEBELLAS" shall mean DeBellas and Company, financial consultant to Sellers.

                  "DESIGNATED PURCHASED ASSETS" shall mean those promissory notes and other debts listed on Schedule 2.1(q) which are designated thereon as being subject to a Promissory Note Auction Transaction.

                  "EMPLOYEE RETENTION COMMITMENT" shall have the meaning set forth in Section 5.15.

                  "ENCUMBRANCE" shall mean liens, encumbrances, security interests, options, rights of first refusal, charges in respect of monetary obligations, indentures, deeds of trust, licenses to third parties, leases to third parties and security agreements.

                  "ENVIRONMENTAL CLAIMS" shall refer to any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, notice of violation, judicial or administrative proceeding, Judgment, letter or other communication from any governmental agency, department, bureau, office or other authority, or any third party involving or alleging violations of Environmental Laws or Releases of Hazardous Materials from (a) the Purchased Assets, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by the Acquired Persons or the Purchased Assets, or, to the Knowledge of Sellers, any predecessor in interest.

                  "ENVIRONMENTAL LAWS" shall include the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601 et seq., as amended, the Clean Air Act ("CAA"), 42 U.S.C. 7401 et seq., as amended, the Clean Water Act ("CWA"), 33 U.S.C. 1251 et seq., as amended, the Occupational Safety and Health Act ("OSHA"), 29 U.S.C. 655 et seq., and any other federal, state, local or municipal laws, statutes, regulations, rules or ordinances imposing liability or establishing standards of conduct for protection of the environment.

                  "EQUIPMENT AND FIXTURES" shall mean, to the extent used in the Business and owned by Seller, (a) building operating systems and equipment, other systems and equipment (including all phone and security systems and equipment), furniture, furnishings, fixtures, trade fixtures and improvements and other supplies, including items leased by Sellers (but only to the extent assignable and only to the extent designated by Purchaser as an Assigned Contract), and (b) to the extent assignable, any rights of Sellers to the warranties, licenses and other similar rights with respect thereto.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended and the regulations thereunder.

                  "ESTATE" means the Sellers' bankruptcy estate created under Bankruptcy Code section 541.

                  "EXCLUDED ASSETS" shall have the meaning set forth in Section 2.2.

                  "EXCLUDED CONTRACTS" shall mean any Executory Contract that the Purchaser does not elect to acquire in accordance with Section 2.2(d).

                  "EXCLUDED LIABILITIES" shall have the meaning set forth in
Section 2.4.

                  "EXECUTORY CONTRACTS" shall mean all Assigned Contracts entered into by or assigned to Seller and which are executory and unexpired as of the Closing Date.

                  "FIXED ASSETS" shall have the meaning set forth in Section 2.1(a).

                  "GAAP" shall mean United States generally accepted accounting principles.

                  "GOVERNMENTAL DIRECTIVE" shall have the meaning set forth in
Section 3.8(b).

                  "GOVERNMENTAL ENTITY" shall mean any court, tribunal, governmental or regulatory authority, agency, department, commission, instrumentality, body or other governmental entity of the United States of America or any State or political subdivision thereof or any court or arbitrator.

                  "HAZARDOUS MATERIALS" shall include, without regard to amount and/or concentration (a) any element, compound, or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substances, extremely hazardous substance or chemical, hazardous waste, medical waste, biohazardous or infectious waste, special waste, or solid waste under Environmental Laws, (b) petroleum, petroleum-based or petroleum-derived products, (c) polychlorinated biphenyls, (d) any substance exhibiting a hazardous waste characteristic including but not limited to corrosivity, ignitibility, toxicity or reactivity as well as any radioactive or explosive materials, and (e) any raw materials, building components, including but not limited to asbestos-containing materials and manufactured products containing Hazardous Materials.

                  "INFORMATION SYSTEMS" shall have the meaning set forth in
Section 3.14(a).

                  "INTELLECTUAL PROPERTY" shall mean all foreign and domestic
(a) trademarks, service marks, brand names, certification marks, collective marks, d/b/a's, Internet domain names, logos, symbols, trade dress, assumed names, fictitious names, trade names, and other indicia of origin, all applications and registrations for all of the foregoing, and all goodwill associated therewith and symbolized thereby, including without limitation all extensions, modifications and renewals of same (collectively, "TRADEMARKS"), (b) inventions, discoveries and ideas, whether patentable or not, and all patents, registrations, and applications therefor, including without limitation divisions, continuations, continuations-in-part and renewal applications, and including without limitation renewals, extensions and reissues (collectively, "PATENTS"), (c) confidential and proprietary information, trade secrets and know-how, including without limitation processes, schematics, databases, formulae, drawings, prototypes, models, designs and customer lists (collectively, "TRADE SECRETS"), (d) published and unpublished works of authorship, whether copyrightable or not, copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof (collectively, "COPYRIGHTS"), and (e) all other intellectual property or proprietary rights and claims or causes of action arising out of or related to any infringement, misappropriation or other violation of any of the foregoing, including without limitation rights to recover for past, present and future violations thereof (collectively, "OTHER PROPRIETARY RIGHTS").

                  "INTELLECTUAL PROPERTY CONTRACT" shall have the meaning set forth in Section 3.13(a).

                  "INTERIM PERIOD" shall mean the period between the date hereof and the Closing Date (or the earlier termination of this Agreement in accordance with its terms).

                  "IRS" shall mean the United States Internal Revenue Service.

                  "JUDGMENT" shall mean any judgment, injunction, ruling, order, writ, decree or award, including final determinations under arbitration proceedings.

                  "KNOWLEDGE" with respect to any individual (and with respect to any other Person, the executive officers of such Person), shall mean the actual knowledge of such individual (and with respect to any other Person and/or the executive officers of such Person).

                  "KNOWLEDGE OF SELLERS" shall mean the Knowledge of Michael Sharp after inquiry of the knowledge of the executive officers of Sellers who are primarily responsible for the relevant area as to which Knowledge is qualified.

                  "LAW" shall mean any law, rule, regulation, code, plan, Judgment or other restriction of any court, arbitrator or Governmental Entity.

                  "LEASES" shall have the meaning set forth in Section 2.1(c).

                  "LETTER OF INTENT" shall mean that certain letter of intent between Madeleine, LLC and Outsource dated November 27, 2001.

                  "LICENSED INTELLECTUAL PROPERTY" shall have the meaning set forth in Section 3.13(a).

                  "LICENSEES" shall have the meaning set forth in Section
3.13(a).

                  "LIENS" shall have the meaning set forth in Section 101(37) of the Bankruptcy Code.

                  "MATERIAL ADVERSE EFFECT" shall mean any event, change or effect that individually or when taken together with all other events, changes or effects is or could reasonably be expected to be materially adverse to the business, properties, assets, liabilities, condition (financial or otherwise), operations, performance or prospects of the Business, taken as a whole; provided, however, that no Material Adverse Effect shall be deemed to occur under this Agreement unless such event individually or when taken together with other events, could be reasonably expected to result in a reduction in earnings before interest, taxes, depreciation and amortization ("EBITDA") (net of any insurance recoveries) of at least $250,000.

                  "NON-DEBTOR SUBSIDIARY" shall mean any Subsidiary of a Seller that is not a debtor in a case pending under Chapter 11 of the Bankruptcy Code.

                  "OFFICES" shall mean the premises described in the Leases listed in Schedule 2.1(c) and all fixtures and leasehold improvements therein.

                  "OTHER CONTRACTS" shall mean (a) all agreements which are listed on Schedule 3.10(b) and all extensions, amendments, modifications, enhancements, replacements, substitutions and supplements thereto or thereof, and (b) all purchase orders that arise in the ordinary course of business that are unfilled on the Closing Date.

                  "OUTSOURCE" shall have the meaning set forth in the preamble.

                  "OUTSOURCE FINANCIAL STATEMENTS" shall have the meaning set forth in Section 3.4(a).

                  "OUTSOURCE SELLER" shall have the meaning set forth in the preamble.

                  "OUTSOURCE'S ACCOUNTANT" shall mean Deloitte & Touche LLP.

                  "OWNED INTELLECTUAL PROPERTY" shall have the meaning set forth in Section 3.13(a).

                  "PERSON" shall mean any individual, corporation, partnership (general or limited), limited liability company, firm, joint venture, association, joint-stock company, trust, estate, unincorporated organization or Governmental Entity.

                  "PETITION" and "PETITIONS" shall have the meaning set forth in the recitals.

                  "PLAN" shall have the meaning set forth in Section 5.13.

                  "PROMISSORY NOTE AUCTION TRANSACTION" shall have the meaning set forth in Section 2.5.

                  "PURCHASE PRICE" shall have the meaning set forth in Section 2.5(a).

                  "PURCHASED ASSETS" shall have the meaning set forth in Section 2.1.

                  "PURCHASER" shall have the meaning set forth in the preamble.

                  "RELATED DOCUMENT" shall mean those documents executed in connection with the consummation of the transaction contemplated by this Agreement.

                  "RELEASE" shall mean any spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing of Hazardous Materials (including the abandonment or discarding of barrels, containers or other closed receptacles containing Hazardous Materials) into the environment.

                  "REVOLVING CREDIT FACILITY" shall mean that certain Revolving Credit Facility, dated August 15, 2000, among Outsource and certain of its Subsidiaries, as borrowers, certain lenders, Ableco Finance LLC, as collateral agent for such lenders and The CIT Group/Business Credit, Inc., as administrative agent for such lenders, including all standby letters of credit issued thereunder.

                  "SELLER" and "SELLERS" shall have the meaning set forth in the preamble.

                  "SELLER PERMITS" shall have the meaning set forth in Section 3.7.

                  "SEPTEMBER OUTSOURCE STATEMENTS" shall have the meaning set forth in Section 3.4(a).

                  "SERVICE EMPLOYEE" shall mean an individual who has been placed by Sellers with any Person (other than Sellers) in connection with the Business.

                  "SPECIFIED UNPAID EXPENSES" shall mean those expenses of Seller listed on Exhibit B attached hereto that remain unpaid as of the Closing Date, other than those expenses listed on such exhibit listed as "Contingency". Specified Unpaid Expenses do not include the items listed in Exhibit B under the heading entitled "Required Post-Closing Funding".

                  "SUBSIDIARY" shall mean, with respect to any Person at any time, any corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust or estate, or unincorporated organization of which (or in which) more than 50% of: (i) the issued and outstanding shares of capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time shares of capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (ii) the interest in the capital or profits of such partnership, joint venture or limited liability company, or (iii) the beneficial interest in such trust or estate, is, at such time, directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

                  "SUIT" shall have the meaning set forth in Section 3.13(c).

                  "TAX" or "TAXES" shall mean any and all federal, state, county, local, foreign and other taxes, assessments, duties or charges of any kind whatsoever, including, without limitation, franchise, income, sales, use, ad valorem, gross receipts, value added, profits, license, minimum, alternative minimum, environmental, withholding, payroll, employment, excise, property, customs and occupation taxes, and any interest, fine, penalty, addition to tax and other amounts imposed with respect thereto.

                  "TAX RETURNS" shall mean all returns, reports, forms, estimates, information returns and statements (including any related or supporting information) filed or required to be filed with any taxing authority in connection with the determination, assessment, collection or administration of any Taxes.

                  "TERM A LOAN" shall mean the Term Loan A (as defined in the Revolving Credit Facility) made by certain lenders to Outsource and certain of its Subsidiaries under the Revolving Credit Facility in the original principal amount of $17.6 million.

                  "TERM B LOAN" shall mean the Term Loan B (as defined in the Revolving Credit Facility) made by certain lenders to Outsource and certain of its Subsidiaries under the Revolving Credit Facility in the original principal amount of $9.0 million.

                  "TRANSFERRED EMPLOYEES" shall mean the employees of Sellers listed on Schedule B.

                  "WARN ACT" shall have the meaning set forth in Section 5.13.

                  "WHOLLY OWNED SUBSIDIARY" of any Person means a Subsidiary of such Person all of the outstanding capital stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and the Wholly Owned Subsidiaries of such Person.

                  "180 DAY COMMITMENT" shall have the meaning set forth in
Section 5.13.

                  Section 1.2. Other Definitional Provisions. (a) The words "hereof," "herein," and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  (b) The words and phrases "including," and "including, but not limited to," when used in this Agreement shall mean "including, without limitation".

                  (c) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                  (d) The terms "dollars" and "$" shall mean United States dollars.

                                   ARTICLE II

                    THE PURCHASE AND SALE OF PURCHASED ASSETS

         Section 2.1. Purchase and Sale of Purchased Assets. Upon the terms and subject to the conditions set forth herein, on the Closing Date, Sellers will sell, assign, transfer, convey and deliver to Purchaser and/or one or more Affiliates of Purchaser, and Purchaser will, or will cause one or more of its Affiliates to, as the case may be, purchase and acquire from Sellers, all of Sellers' legal and beneficial right, title and interest in and to all of their business, properties, assets, goodwill, contracts, rights and claims of whatever kind or nature, real or personal, tangible or intangible, known or unknown, actual or contingent wherever located, other than Excluded Assets (collectively, the "PURCHASED ASSETS"). The Purchased Assets shall include, but shall not be limited to, all right, title and interest of any Seller in, to and under all of the following:

                  (a) all assets or other property owned by Sellers and used in the operations of Sellers business in the Offices or in any other operations of Sellers as listed on Schedule 2.1(a) attached hereto (the "Fixed Assets");

                  (b) subject to Section 2.2(f), all books and records of the Business, wherever located;

                  (c) all unexpired leases of non-residential real property designated by the Purchaser as Assigned Contracts and listed in Schedule 2.1(c) attached hereto (the "LEASES") (other than Excluded Leases) and (to the extent owned by Sellers) buildings, fixtures, and improvements thereon and other appurtenances thereto and rights in respect of any of the foregoing items in this clause (c);

                  (d) all Equipment and Fixtures located in the Offices, and all supplies owned by Sellers and located in, or used for, the Offices;

                  (e) all of the Business Intellectual Property, including, without limitation, the "Outsource" name and mark and all derivations thereof and all Internet domain names owned by any Seller;

                  (f) all right, title and interest of any Seller in, to and under the Assigned Contracts;

                  (g)      to the extent legally assignable, all Seller Permits;

                  (h) all bank accounts, cash (including, but not limited to, cash in bank amounts) and all cash equivalents in excess of $1,848,000 held by the Sellers on the Closing Date (but excluding accounts held in accordance with Section 5.16 for payment of Specified Unpaid Expenses and accounts held in respect of the Cash Reserves);

                  (i) all cash on account of receivables that is received by Sellers from and after the Closing Date;

                  (j) all security deposits, prepaid expenses and other miscellaneous assets of the Business;

                  (k) the following, to the extent that they relate to any Assumed Liability or Purchased Asset: claims, deposits, prepayments, prepaid assets, refunds (excluding tax refunds), causes of action, rights of recovery, rights of setoff and rights of recoupment of the Sellers as of the Closing Date;

                  (l) all right, title and interest of each Seller in the benefits of all insurance covering the Purchased Assets and/or the Business;

                  (m) all assets, properties, goodwill, rights and claims of any kind and nature related to the Business not otherwise described above;

                  (n) all other Assigned Contracts designated by the Purchaser prior to Closing, in its discretion;

                  (o) all goodwill associated with the Purchased Assets, together with the right to represent to third parties that Purchaser is the successor to the Business;

                  (p) all right, title and interest of Sellers in the real property listed on Schedule 2.1(p) attached hereto; and

                  (q)      the promissory notes or other debts listed on
Schedule 2.1(q) attached hereto; provided however that such notes or debts shall not be included as Purchased Assets to the extent there has been a Promissory Note Auction Transaction.

         Section 2.2. Excluded Assets. Notwithstanding anything to the contrary in this Agreement, the Purchased Assets shall not include any of the following assets of the Sellers (the "EXCLUDED ASSETS"):

                  (a)      Avoidance Actions;

                  (b) cash set aside by Sellers for the payment of Specified Unpaid Expenses in accordance with Section 5.14 including, without limitation, the Cash Reserves;

                  (c) up to $1,848,000 in cash necessary to satisfy the expenses under the category entitled "Required Post Closing Funding" as set forth on Exhibit B;

                  (d) any assets of any Seller (whether or not otherwise included in the definition of "Purchased Assets") which may be designated by Purchaser as "Excluded Assets" in Purchaser's sole discretion, prior to the Closing Date, including assets listed on Schedule 2.2(d);

                  (e) proceeds to the Estate resulting from a Promissory Note Auction Transaction;

                  (f) (i) all books and records of Seller which Seller is required by any federal, state, local, foreign or other applicable statute, law, ordinance, rule or regulation to retain, (ii) all books and records prepared in connection with the sale of the Business to the Purchaser, (iii) all financial and tax records relating to the Business that either (A) form part of Sellers' general ledger or (B) related to tax periods which commenced prior to the Closing Date, and (iv) all stock records, minute books and other corporate records of Sellers; provided, that Purchaser shall be entitled to make and retain copies of any such documents it may reasonably request (it being understood that documents which are subject to attorney-client communication privilege or attorney work-product privilege which do not relate to any Purchased Asset shall not be available to Purchaser); and

                  (g) the stock and any of the assets of the Non-Debtor Subsidiaries listed on Schedule 3.3.

         Section 2.3. Assumed Liabilities. Upon the terms and subject to the conditions of this Agreement, at the Closing Purchaser agrees to assume the following liabilities and obligations, but only to the extent such liabilities or obligations relate to Purchased Assets which are transferred and assigned to Purchaser (or its designee) at the Closing or such other later transfer or assignment date expressly provided for in this Agreement (collectively, the "ASSUMED LIABILITIES"):

                  (a) those liabilities that accrue following the Petition Date for (i) payroll and taxes relating to payroll for a period not to exceed two (2) weeks prior to the Closing Date and (ii) federal and state unemployment taxes (and other payroll related taxes) that accrue during the period prior to Closing which are due and payable in the ordinary course after the Closing;

                  (b) those liabilities that accrue prior to the Closing Date in the ordinary course of business in favor of Sellers' current employees solely with respect to benefits or the cost of providing benefits accrued under employee benefit programs and policies (such as severance) prior to Closing Date for those employees employed by Purchaser, in the approximate amounts and for the periods set forth on Schedule 2.3(b) attached hereto;

                  (c) all liabilities under Seller's workers' compensation policies supported by letters of credit and all workers' compensation obligations not subject to compromise in the Cases as set forth on Schedule 2.3(c) attached hereto;

                  (d) all liabilities incurred following the Petition Date in the ordinary course of business, not to exceed $11.0 million in the aggregate (excluding Administrative Expenses and those liabilities set forth in Section 2.3(b), (c), (e) and (f));

                  (e) liabilities under the Assigned Contracts together with "cure costs" listed on Schedule 2.3(e)(3) hereto; provided that if the "cure costs" as determined by the Bankruptcy Court are greater than the amount set forth in Schedule 2.3(e)(3), Purchaser shall be responsible for such amount;

                  (f) liabilities of Seller under the Credit Facilities, which shall not, as of the Closing Date, exceed $39.5 million;

                  (g) all liabilities arising after the Closing Date with respect to or arising under the Purchased Assets, or in connection with the Business; and

                  (h)      all Liens against the Real Property listed in
Schedule 2.1(p) attached hereto.

         Section 2.4. Excluded Liabilities. The parties acknowledge and agree that Purchaser is not assuming and shall not be responsible or liable for, and Sellers shall retain, and shall indemnify, hold harmless and defend Purchaser from, all liabilities and obligations of Sellers (whether fixed, contingent or unliquidated, absolute or otherwise, known or unknown, and whether relating to any tort, statutory or regulatory obligation, environmental claim, Taxes, Contract, operations or otherwise) including, but not limited to, any liabilities with respect to the items set forth in Schedule 3.15(d) or otherwise related to non-compliance or violation of any applicable immigration laws, other than the Assumed Liabilities (collectively, "EXCLUDED LIABILITIES").

         Section 2.5. Consideration for the Purchased Assets. (a) The purchase price for the Purchased Assets shall be (1) $39,500,000, plus an amount up to $550,000 for the Purchased Assets described in Sections 2.1(a)-(p) and
Section 2.1(q) to the extent the Purchased Assets are not Designated Purchased Assets plus (2) $200,000 for the Designated Purchased Assets described in
Section 2.1(q), or such lesser amount as is necessary to assure that Sellers have cash on hand (excluding amounts held for the payment of Specified Unpaid Expenses in accordance with Section 5.13 and excluding amounts held in the Cash Reserves ) immediately following the Closing, equal to $1,848,000, so as to enable the Sellers to satisfy those amounts set forth in Exhibit B under the heading entitled "Required Post Closing Funding" (as adjusted, the "PURCHASE PRICE"). The preceding $1,848,000 is referred to as the Minimum Cash Component. The Purchase Price shall be payable in cash and subject to adjustment in accordance with Section 2.5(b). Subject to the terms and conditions of this Agreement, in consideration of the sale, transfer, assignment, conveyance and delivery of the Purchased Assets and Designated Purchased Assets, Purchaser shall (i) assume the Assumed Liabilities and (ii) pay to Sellers at Closing by wire transfer in immediately available funds, the Purchase Price.

                  (b)      The Purchase Price shall be

                           (i) reduced, dollar for dollar, by an amount equal to the sum of (x) all amounts outstanding as of the Closing Date under the Revolving Credit Facility and the Term A Loan and (y) all amounts, up to $1,000,000, outstanding as of the Closing Date under the Term B Loan; provided, that the aggregate amount of the foregoing shall not exceed $39,500,000, and

                           (ii) reduced, dollar for dollar, by an amount up to $750,000 or by such lesser amount as is necessary to assure that Sellers have cash on hand (excluding amounts held for the payment of Specified Unpaid Expenses in accordance with Section 5.14 and excluding the amounts held in the Cash Reserves) immediately following the Closing, equal to $1,848,000 such that (1) the $550,000 cash payment allocated to the Purchased Assets described in Sections 2.1(a)-(p) and
         Section 2.1(q) to the extent the Purchased Assets are not Designated Purchased Assets is reduced first and then (2) if the amount set forth in subclause (1) is reduced to zero, the $200,000 cash payment allocated to the Designated Purchased Assets described in
         Section 2.1(q) is then reduced.

Notwithstanding anything herein to the contrary, to the extent there is a transaction in which Sellers accept a Bid, other than that of Purchaser, as the highest or best offer with respect to the Designated Purchased Assets (a "Promissory Note Auction Transaction"), the cash amount of the Purchase Price in paragraph (a)(2) above allocated to the Designated Purchased Assets shall be reduced by $200,000 and the Purchase Price shall be reduced accordingly.

                           (c)      Not later than 5:00 p.m. on the second
Business Day immediately preceding the Closing Date, Outsource shall deliver to Purchaser a schedule setting forth in reasonable detail its calculation of cash on hand, if any, together with all supporting documentation.

                           (d)      No later than 5:00 p.m. on the Business Day
immediately preceding the Closing Date, Purchaser shall deliver to Outsource a schedule setting forth its calculation of the Purchase Price determined based on the information delivered by Outsource pursuant to Section 2.5(c).

                  Section 2.6. Closing. Upon the terms and subject to the conditions hereof, the closing of the transactions contemplated hereby (the "CLOSING") shall take place at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022, at 10:00 a.m., local time on the second Business Day following the satisfaction or waiver (subject to applicable Law) of the conditions precedent specified in Article VI (other than those conditions that by their nature are to be fulfilled only at the Closing, but subject to the fulfillment or waiver (subject to applicable Law) of such conditions) or at such other time and place as the parties hereto may mutually agree (such date, the "CLOSING DATE").

                  Section 2.7. Deliveries at Closing. (a) At the Closing, Sellers shall deliver, or cause to be delivered, to Purchaser, the following:

                                    (i)      a bill of sale and assignment to
         validly transfer title to the Purchaser of the Purchased Assets, free and clear of Liens in form reasonably acceptable to Purchaser;

                                    (ii)     the officer's certificates
         contemplated by Sections 6.1(a) and 6.1(b);

                                    (iii)    all consents, waivers and approvals
         obtained by Sellers that are required for the consummation of the transactions contemplated by this Agreement; and

                                    (iv)     such other duly executed documents,
         instruments and certificates as may be necessary or appropriate to be delivered by Sellers pursuant to this Agreement.

                  (b) At the Closing, Purchaser shall deliver, or cause to be delivered, to Sellers or the third parties designated by Sellers at least two
(2) Business Days prior to Closing, the following:

                           (i) an amount of cash equal to the adjusted Purchase Price by wire transfer of immediately available same day funds to an account or accounts designated by Sellers at least two Business Days prior to the Closing Date;

                           (ii) to the holders of the Executory Contracts, an amount of cash equal to the cure costs set forth on Schedule 2.3(e);

                           (iii) to the Sellers on behalf of the employees of Sellers who are not offered employment by Purchaser, an amount of cash equal to any severance payments and any applicable WARN Act obligations described in Section 5.13;

                           (iv)     the officer's certificates contemplated by
         Section 6.2(a);

                           (v) all consents, waivers and approvals obtained by Purchaser or its Affiliates that are required for the consummation of the transactions contemplated by this Agreement; and

                           (vi)     such other duly executed documents,
         instruments and certificates as may be necessary or appropriate to be delivered by Purchaser pursuant to this Agreement.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

                  Sellers hereby jointly and severally represent and warrant to Purchaser as follows:

                  Section 3.1. Authority. Each Seller has all requisite corporate or other power and authority to execute and deliver this Agreement and any Related Document to which it is or will be party and, subject (except with respect to Section 5.4) to the entry of the order of the Bankruptcy Court approving the consummation by Purchaser of the transactions contemplated by this Agreement pursuant to Sections 105, 363 and 365 of the Bankruptcy Code (the "SALE ORDER"), to perform the transactions contemplated hereby and thereby to be performed by it. Subject to entry of the Bankruptcy Court of the Sale Order, all corporate or other proceedings and actions on the part of each Seller required by Law, its certificate of incorporation, by-laws (or any comparable charter document), this Agreement and the Related Documents to which it is or will be a party, the performance of the obligations hereunder and thereunder to be performed by it and the consummation of the transaction contemplated hereby and thereby have been duly taken, and no other corporate or other proceedings or actions on the part of any Seller, its board of directors or managers, as the case may be, or its stockholders or members, as the case may be, is necessary. The Board of Directors or managers, as the case may be, of each Seller has resolved to request that the Bankruptcy Court approve this Agreement and the transactions contemplated hereby. Subject (except with respect to Section 5.4) to the entry of the Bankruptcy Court of the Sale Order, this Agreement is, and each of the Related Documents to which any

Seller is or will be a party will upon execution be, a valid and binding agreement enforceable against such Seller in accordance with its terms, subject to the effects of principles of equity.

                  Section 3.2. Organization, Standing and Power. Each Seller (a) is a corporation or limited liability company, as the case may be, duly organized, validly existing and in good standing under the Laws of the state of its incorporation or organization, as applicable; (b) subject to any necessary authorizations from the Bankruptcy Court, has all requisite power and authority to own, lease or operate the assets it now owns, leases or operates and to carry on the Business presently being conducted by it; and (c) is duly qualified or licensed to do business and in good standing in each jurisdiction in which the ownership or use of its assets or conduct of its business requires it to be so qualified or licensed, as set forth on Schedule 3.2, and is in good standing except where any such failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on such Seller.

                  Section 3.3. Non-Debtor Subsidiaries. Schedule 3.3 sets forth a complete and accurate list of each Non-Debtor Subsidiary. No Non-Debtor Subsidiary has any assets or employees used in operation of the Business. Except as set forth on Schedule 3.3, no Seller or Non-Debtor Subsidiary owns, directly or indirectly, any capital stock or subordinated debt of, or other equity interests in, any Person, or is a member of or participant in any Person.

                  Section 3.4. Financial Statements. (a) Schedule 3.4(a) sets forth complete and correct copies of (i) the audited consolidated balance sheet of Outsource and its Subsidiaries as of April 2, 2000 and April 1, 2001 and the related statements of income, stockholders' equity and cash flows for the years then ended, together with the appropriate notes to such financial statements, accompanied by the report thereon by Outsource's Accountant; and
(ii) the unaudited consolidated balance sheet of Outsource and its Subsidiaries as of September 30, 2001 and the related statement of income for the two months then ended (the financial statements described in clause (i) of this Section 3.4(a) are collectively referred to herein as the "OUTSOURCE FINANCIAL STATEMENTS" and the financial statements for the six months ended September 30, 2001 are collectively referred to herein as the "SEPTEMBER OUTSOURCE STATEMENTS"). To the Knowledge of Sellers, the Outsource Financial Statements have been prepared in accordance with GAAP applied on a consistent basis and present fairly, in all material respects, the financial position of Outsource and its Subsidiaries as of the dates of such Outsource Financial Statements results of their operations and cash flows for the respective periods indicated (except that the unaudited financial statements are subject to normal year-end audit adjustments which are not expected to be material in amount or nature and do not contain footnotes). The September Outsource Statements have been prepared from the books and records of Sellers in a manner consistent with the accounting principles used in preparing the Outsource Financial Statements.

                           (b)      To the Knowledge of Sellers, Outsource and
its Subsidiaries have no liabilities (absolute, accrued, contingent or otherwise) whether or not required by GAAP to be reflected on a balance sheet except for (i) liabilities which arose in the ordinary course of business after, September 30, 2001; (ii) liabilities which are reflected or reserved against on the balance sheet included in the Outsource Financial Statements or the September Outsource Statements; and (iii) liabilities set forth on Schedule 3.22 or liabilities identified as such on any other schedule attached hereto, except for those liabilities that, individually or in the aggregate with all other liabilities, could be reasonably expected to result in a Material Adverse Effect.

                  Section 3.5. Taxes. Since the Petition Date Sellers have paid any and all Taxes which have accrued, and become due and payable after such date. Upon the consummation of the transactions contemplated hereby, none of the Purchased Assets will be subject to any Lien relating to any Tax.

                  Section 3.6. Compliance with Law. To the Knowledge of Sellers, except as set forth on Schedule 3.6, each Seller and Non-Debtor Subsidiary (a) has complied in all material respects with all Laws applicable to the Business, the Purchased Assets and employment of labor, including compliance with all applicable immigration laws, and (b) is not in default in any Governmental Directive.

                  Section 3.7. Governmental Permits. Each Seller and Non-Debtor Subsidiary owns, holds or possesses all licenses, franchises, permits, privileges, immunities, approvals and other authorizations from Governmental Entities which are necessary to entitle such Seller or Non-Debtor Subsidiary, as the case may be, to own, lease or possess, and operate and use its assets and to carry on and conduct the Business substantially as currently conducted (herein collectively called the "SELLER PERMITS"), except where the failure to be in possession of any of the Seller Permits would not, individually or in the aggregate, have a Material Adverse Effect. Schedule 3.7 lists each material Seller Permit, complete and correct copies of which have been made available to Purchaser. Except as set forth on Schedule 3.7, each Seller and Non-Debtor Subsidiary has substantially fulfilled and performed its obligations under each of the Seller Permits in all material respects and no suspension or cancellation of any of the Seller Permits is pending or, to the Knowledge of Sellers, threatened and each of the material Seller Permits is valid, subsisting and in full force and effect, except where (a) the failure to fulfill or perform any obligation under any Seller Permit or (b) any pending or threatened suspension or cancellation of any Seller Permit would not, individually or in the aggregate, have a Material Adverse Effect.

                  Section 3.8.      Litigation. (a) Except as set forth on
Schedule 3.8(a) and except for such Actions and Proceedings (as hereafter defined) filed in connection with the Cases, there are no actions, causes of action, claims, suits, proceedings, pleadings, investigations, charges, complaints or demands ("ACTIONS OR PROCEEDINGS") pending, or to the Knowledge of Sellers, threatened, against any of the Sellers or affecting the operation of the Business or the Purchased Assets at law or in equity before any court, arbitrator or other Governmental Entity, or which seek to enjoin the consummation of the transactions contemplated hereby or which would have a Material Adverse Effect.

                           (b)      Except as set forth on Schedule 3.8(b), no
Seller is a party to any commitment letter or similar undertaking to, or is subject to any order, directive, writ, judgment, award, injunction or decree by, or has adopted any board resolutions at the request of, any Governmental Entity (a "GOVERNMENTAL DIRECTIVE") affecting the operation of the Business or the Purchased Assets.

                  Section 3.9. Real Estate; Real Property Leases. (a) Except as set forth on Schedule 3.9(a), none of the Sellers owns any real property or holds an option to acquire any real property.

                           (b)      Schedule 2.1(c) lists each of the Leases,
together with the expiration dates for such Leases, which constitute all currently effective leases and subleases of real property and agreements related to the use and occupancy of real property entered into by Sellers at the locations described thereon (the "LEASED REAL PROPERTIES"). Each Seller has the right, subject to the entry by the Bankruptcy Court of the Sale Order and payment by Purchaser of any cure cost with respect to such Lease (to the extent such Lease constitutes an Assigned Contract), to quiet enjoyment of each Leased Real Property for the term of each such Lease or similar arrangement (and any related renewal option) and each has a valid and binding leasehold interest in each of the Leased Real Properties which shall be, upon the consummation of the transactions contemplated hereby, free and clear of any Liens. To the Knowledge of Sellers, no party to any Lease is in default of such Lease, and no such default is pending.

                  Section 3.10. Contracts. (a) None of the Sellers is a party to any agreement (other than this Agreement and the repurchase agreement by and between Outsource and TeamStaff, Inc.) for the acquisition, sale, lease, pledge or other disposition of any of the Purchased Assets or the Business (by merger, purchase, syndication or sale of assets or otherwise).

                           (b)      Schedule 3.10(b) sets forth a true and
complete list of each of the Other Contracts, other than purchase orders entered into in the ordinary course of business consistent with past practice. Except as set forth on Schedule 3.22, neither Sellers nor, to the Knowledge of Sellers, any other party under any of the Assigned Contracts, has commenced any action against the other or given or received any written notice of any material default or violation under any Assigned Contract which was not withdrawn or dismissed, except only for those defaults which will be cured prior to the Closing in accordance with the Sale Order (or which need not be cured under the Bankruptcy Code to permit the assumption and assignment of Assigned Contracts). Subject to the entry of the Bankruptcy Court of a Sale Order and payment by the Purchaser of any cure cost with respect to such Leases and Assigned Contracts, each of the Leases and Assigned Contracts is or will be at the Closing valid, binding and in full force and effect as against each Seller and Non-Debtor Subsidiary party thereto. Except as set forth in Schedule 3.22, (i) each Seller and Non-Debtor Subsidiary party to an Assigned Contract has performed, in all material respects, the obligations required to be performed under such Assigned Contract and (ii) to the Knowledge of Sellers, there is no default by any other party to any Assigned Contract.

                           (c)      Except for the contracts set forth on
Schedule 2.3(e)(3) no Seller is a party to or bound by any material contract which is material to the Business.

                  Section 3.11. Consents and Approvals. Subject to the entry of the Sale Order, the execution and delivery of this Agreement by each Seller and the consummation by each Seller of the transactions contemplated hereby will not: (a) violate any provision of the certificate of incorporation or by-laws (or any comparable charter document) of any Seller; (b) violate any Law applicable to any Seller, the Business or the Purchased Assets; (c) except as set forth on Schedule 3.11(c), require any Seller to make any filing with, obtain any permit, consent, license or approval of, or give any notice to, any Governmental Entity; (d) assuming the payment by Purchaser of any "cure costs" as contemplated hereby, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or right to require repurchase, pursuant to, any Assigned Contract; or (e) result in the creation of any Lien on any of the Purchased Assets except, in the case of clauses (b), (c), (d) and (e) for such violations, filings, permits, consents, licenses, approvals, notices, breaches or conflicts or Liens which would not be reasonably likely to (i) have a Material Adverse Effect or (ii) prohibit any Seller from consummating the transactions contemplated by this Agreement or the Related Documents to which it is a party or performing its obligations hereunder or thereunder.

                  Section 3.12. Environmental Matters. (a) The operations of Sellers are in compliance with Environmental Laws, except for such noncompliance that would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

                           (b)      Each Seller has obtained and is in
compliance with all necessary permits or authorizations required under Environmental Laws except for such failure to have, or noncompliance with, such permits or authorizations that would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

                           (c)      To the Knowledge of Sellers, there has been
no Release at any of the properties operated by Sellers.

                           (d)      No Environmental Claims have been asserted
against any Seller, nor has any Seller received written notice of any threatened or pending Environmental Claims against any Seller.

                  Section 3.13. Intellectual Property. (a) Schedule 3.13(a) sets forth a true and complete list and summary description of all (i) Intellectual Property owned by Sellers and/or Non-Debtor Subsidiaries ("OWNED INTELLECTUAL PROPERTY") that is registered, the subject of an application or material to Sellers' and/or Non-Debtor Subsidiaries' business (each identified as a Patent, Trademark, Trade Secret, Copyright or Other Proprietary Right, as the case may be) and (ii) all agreements concerning (x) Owned Intellectual Property and (y) Intellectual Property that Sellers and/or Non-Debtor Subsidiaries are licensed or otherwise permitted by other Persons to use ("LICENSED INTELLECTUAL PROPERTY") (such agreements, collectively "INTELLECTUAL PROPERTY Contracts"). The term "Intellectual Property Contracts" shall include without limitation agreements granting Sellers and/or Non-Debtor Subsidiaries, as the case may be, rights to use Licensed Intellectual Property, agreements granting rights to other Persons ("LICENSEES") to use Owned Intellectual Property, confidentiality agreements, Trademark coexistence agreements, Trademark consent agreements and nonassertion agreements.

                           (b)      Except as provided in Schedule 3.13(b), all
Owned Intellectual Property and Licensed Intellectual Property (collectively, "BUSINESS INTELLECTUAL PROPERTY") is valid, subsisting and enforceable. To the Knowledge of Sellers, no Business Intellectual Property has been adjudicated invalid (excepting any expirations in the ordinary course), or is subject to any outstanding order, judgment or decree restricting its use or adversely affecting Sellers' rights thereto.

                           (c)      Except as provided in Schedule 3.13(c), no
suit, action, reissue, reexamination, public protest, interference, arbitration, mediation, opposition, cancellation or other proceeding (collectively, "SUIT") is pending or, to the Knowledge of Sellers, has been threatened or asserted concerning any Owned Intellectual Property, including any Suit asserting that any of the Owned Intellectual Property has been infringed or violated or any Suit asserting that the Owned Intellectual Property is invalid, unenforceable or not owned exclusively by a Seller or Non-Debtor Subsidiary. To the Knowledge of Sellers, no valid basis for any such Suit exists. Schedule 3.13(c) sets forth the names and addresses of the opposing party(ies), the nature of, status of and other material information concerning each pending, threatened or asserted Suit.

                           (d)      Except as provided in Schedule 3.13(d), no
Suit is pending or, to the Knowledge of Sellers, has been threatened or asserted claiming that Sellers or Non-Debtor Subsidiaries have violated any Intellectual Property rights. To the Knowledge of Sellers, no valid basis for any such Suit exists. Schedule 3.13(d) sets forth the name(s) and address(es) of the party(ies), the nature of, status of and other material information concerning each pending, threatened or asserted Suit.

                           (e)      No Suit is pending or, to the Knowledge of
Sellers, has been threatened or asserted concerning any Intellectual Property Contract, including any Suit concerning a claim or position that any Seller, Non-Debtor Subsidiary or any Licensee has breached any Intellectual Property Contract or that any Intellectual Property Contract is invalid or unenforceable. To the Knowledge of Sellers, no valid basis for any such Suit exists. To the Knowledge of Sellers, there exists no event, condition or occurrence which, with the giving of notice or lapse of time, or both, would constitute a breach or default by Sellers or another Person under any Intellectual Property Contract.

                           (f)      To the Knowledge of Sellers, no Suit is
pending or has been threatened or asserted concerning the Licensed Intellectual Property, including any Suit concerning a claim or position that the Licensed Intellectual Property has been violated or is invalid, unenforceable or not owned or not owned exclusively by the licensor of such Intellectual Property. To the Knowledge of Sellers, no valid basis for any such Suit exists.

                           (g)      Sellers and Non-Debtor Subsidiaries own or
otherwise hold valid rights to use all Intellectual Property used in the Business. Except as set forth on Schedule 3.13(g), all such rights are free of all Liens and are fully assignable by Sellers to any Person, without payment, consent of any Person or other condition or restriction.

                           (h)      Sellers and Non-Debtor Subsidiaries have
taken all reasonable measures to protect the secrecy, confidentiality and value of all Trade Secrets used in the Business (collectively, "BUSINESS TRADE SECRETS") (including without limitation entering into appropriate confidentiality agreements with all officers, directors, employees, and other Persons with access to the Business Trade Secrets). To the Knowledge of Sellers, the Business Trade Secrets have not been disclosed to any Persons other than Sellers' employees or contractors who had a need to know and use such Business Trade Secrets in the ordinary course of employment or contract performance and who executed appropriate confidentiality agreements.

                           (i)      Except as set forth on Schedule 3.13(i), to
the Knowledge of Sellers, no current or former employee of any Seller or Non-Debtor Subsidiary is violating or has violated any confidentiality agreement and/or agreement not to compete with the Sellers.

                  Section 3.14.     Information Technology.

                           (a)      Schedule 3.14(a) sets forth all of the
applications and software, hardware systems and networking and communication assets (the "INFORMATION Systems") which are used by Sellers and Non-Debtor Subsidiaries in the conduct of the Business.

                           (b)      Except as set forth in Schedule 3.14(b):

                                    (i)      Sellers and Non-Debtor Subsidiaries
         own or possess all necessary licenses or other legal rights to use, all Information Systems used by them;

                                    (ii)     no claims, or to the Knowledge of
         Sellers, threat of claims, have been asserted by any third party against any Seller or Non-Debtor Subsidiary related to the use of any Information Systems or challenging or questioning the validity or effectiveness of any Information Systems license or lease agreement; and to the Knowledge of Sellers, the practice or the use of the Information Systems by Sellers and Non-Debtor Subsidiaries in the conduct of the Business does not infringe, misappropriate, violate or dilute any intellectual property rights of any third party;

                                    (iii)    no claims, demands, or Suits are
         pending charging any third party with infringement, misappropriation, dilution or violation of any rights in any Information Systems owned by any Seller or Non-Debtor Subsidiary and to the Knowledge of Sellers, no third party is infringing, misappropriating, diluting or violating any rights in any Information Systems used by any Seller or Non-Debtor Subsidiary;

                                    (iv)     no settlement agreements,
         Judgments, forbearance to sue or similar obligations limit or restrict the rights of any Seller or Non-Debtor Subsidiary in and to any Information Systems;

                                    (v)      all Information Systems listed on
         Schedule 3.14(a) are in working condition (normal wear and tear excepted);

                                    (vi)     each Information Systems license
         and lease agreement is a valid and binding obligation of the Sellers and Non-Debtor Subsidiary party thereto, and is enforceable in accordance with its terms, and to the Knowledge of Sellers no event or condition has occurred which will result in a violation or breach of, or cause to default by any Seller or Non-Debtor Subsidiary party thereto under, any such Information Systems license and lease agreement; and

                                    (vii)    After the consummation of the
         transactions contemplated hereby, the Purchaser will own or have the right to use all of the Information Systems in the same manner and to the same extent, and on the same terms and conditions, as the Sellers or Non-Debtor Subsidiaries, as the case may be, owned or had the right to use the Information Systems prior to the consummation of the transactions contemplated hereby without the need to obtain the consent of any third party in respect thereto.

                  Section 3.15.     Labor Matters.

                           (a)      No Sellers or Non-Debtor Subsidiaries are
parties to any labor or collective bargaining agreement with respect to their employees; no employees of Sellers or Non-Debtor Subsidiaries are represented by any labor organization; no labor organization or group of employees of Sellers or Non-Debtor Subsidiaries has made a pending demand for recognition or request for certification to Sellers or Non-Debtor Subsidiaries; and there are no representation or certification proceedings or petitions seeking a representation election presently pending or, to the Knowledge of Sellers, threatened, to be brought or filed with the National Labor Relations Board or other labor relations tribunal involving Sellers or Non-Debtor Subsidiaries.

                           (b)      There are no strikes, lockouts, work
stoppages or slowdowns pending or, to the Knowledge of Sellers, threatened against or involving Sellers or Non-Debtor Subsidiaries.

                           (c)      Except as set forth on Schedule 3.15(c),
there are no unfair labor practice charges, arbitrations, grievances or complaints pending or, to the Knowledge of Sellers, threatened in writing against Sellers or Non-Debtor Subsidiaries relating to the employment or termination of employment of any individual by Sellers or Non-Debtor Subsidiaries except those which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                           (d)      Except as set forth on Schedule 3.15(c) and
Schedule 3.22, there are no complaints, charges, administrative proceedings or claims against Sellers or Non-Debtor Subsidiaries pending or, to the Knowledge of Sellers, threatened in writing to be brought or filed with any Governmental Entity based on or arising out of the employment by Sellers or Non-Debtor Subsidiaries of any employee except those which, individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

                           (e)      Sellers and Non-Debtor Subsidiaries have not
incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state Laws, which remains unpaid or unsatisfied.

                           (f)      Except as set forth on Schedule 3.15(f) the
employment of each employee of Sellers and Non-Debtor Subsidiaries is at-will.
Schedule 3.15(f) lists all written (and includes a summary of all legally binding oral) employment and consulting agreements to which Sellers and Non-Debtor Subsidiaries are a party or by which they are bound. Complete and correct copies of the agreements or arrangements listed and summarized on
Schedule 3.15(f) have been provided or made available to Purchaser.

                  Section 3.16. Employee Benefits. (a) Schedule 3.16(a) contains a list of (i) each current "employee benefit plan," as defined in
Section 3(3) of ERISA, covering current or former employees of Sellers and Non-Debtor Subsidiaries, or which Sellers and Non-Debtor Subsidiaries maintain or to which Sellers or Non-Debtor Subsidiaries have an obligation to contribute,
(ii) each current pension, profit-sharing, retirement, hospitalization, salary continuation, tuition assistance or other medical, life or other insurance, severance, change-in-control, fringe benefit, bonus, incentive and deferred compensation plan, agreement, program, policy or other arrangement covering current or former employees of Sellers or which Sellers maintain or sponsor or to which they contribute. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "BENEFIT PLANS."

                           (b)      With respect to each Benefit Plan, a
complete and correct copy of each of the following documents (if applicable) has been provided or made available to Purchaser: (i) the most recent plan and related trust documents, and all amendments thereto; (ii) the most recent summary plan description, and all related summaries of material modifications;
(iii) the most recent Form 5500 (including schedules); (iv) the most recent IRS determination letter; and (v) the most recent actuarial reports (including for purposes of Financial Accounting Standards Board report nos. 87, 106 and 112).

                           (c)      None of the Benefit Plans or any plan of any
individual, company, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof, that, together with any Seller or Non-Debtors Subsidiary, is treated as a single employer under Section 414(b),
(c), (m) or (o) of the Code, each, including Sellers, (a "COMMONLY CONTROLLED ENTITY") is subject to Title IV of ERISA or Section 412 of the Code.

                           (d)      Except as set forth on Schedule 3.16(d), no
Seller, Non-Debtor Subsidiary or any Commonly Controlled Entity is, or was during the preceding six (6) years, obligated to contribute to, or contributes to, any "multiple employer plan".

                           (e)      No Seller or Non-Debtor Subsidiary has any
liability (contingent or otherwise) or potential liability to any entity arising under Title IV of ERISA or Section 412 of the Code.

                           (f)      Except as disclosed in Schedule 3.16(f), and
as required by Section 4980B of the Code or Part 6 of Title I of ERISA, no Seller has any obligation to provide medical or death benefits (whether or not insured) with respect to current or former employees Sellers beyond their retirement or other termination of employment. Except as disclosed in Schedule 3.16(f), any continuation coverage provided under any welfare benefit plan complies with Section 4980B of the Code and is at the expense of the participant or beneficiary.

                           (g)      No Seller or Non-Debtor Subsidiary has
engaged in the transactions contemplated by this Agreement for the evasion of liability under Section 4069 of ERISA.

                           (h)      Sellers have provided to Purchaser a true,
complete and correct list, as of November 20, 2001, of each employee of Sellers (other than Service Employees), together with each employee's (i) starting date of employment, (ii) job description and (iii) present hourly or, if salaried, annual compensation rate and a true, complete and correct list, as of December 4, 2001 with respect to such employees without reference to compensation rate.

                  Section 3.17. Affiliate Transactions. Other than travel advances made in the ordinary course of business and consistent with past practices no employee, officer or director of any Seller or member of his or her immediate family is indebted to any Seller, nor is any Seller indebted (or committed to make loans or extend or guarantee credit) to any of them. To the Knowledge of Sellers, no officer or director of any Seller has any direct or indirect ownership interest in any firm or corporation with which Sellers are affiliated or with which any Seller has a business relationship, or any firm or corporation that competes with any Seller, except that employees, officers or directors of Sellers and members of their immediate families may own 2% or less of the voting stock in publicly traded companies that may compete with Sellers. No officer or director of any Seller, or any member of the immediate family of any such person, is directly or indirectly interested in any contract with any Seller and none of the foregoing persons otherwise has any business relationship with any Seller other than as an officer, director or employee thereof.

                  Section 3.18. Insurance. Schedule 3.18 lists the insurance policies (including the premiums payable in connection therewith and the amount of the coverage provided thereunder) maintained by Sellers and Non-Debtor Subsidiaries which policies provide coverage for the Business and the Purchased Assets in accordance with customary industry practice for similarly-situated companies. To the Knowledge of Sellers, all of such policies are in full force and effect and none of the Sellers or Non-Debtor Subsidiaries is in material default of any provision thereof.

                  Section 3.19. Brokers and Finders. No broker, finder, consultant or intermediary other than DeBellas, the fees and expenses of which shall be paid by Sellers, is entitled to a broker's, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement or upon the consummation of the transaction contemplated hereby, or if the Closing does not occur, and Sellers shall indemnify and hold Purchaser harmless from and against any liability with respect to any and all such fees and commissions arising out of any claimed retention by any Seller or Non-Debtor Subsidiary of a broker or finder in connection with the transactions contemplated by this Agreement.

                  Section 3.20. Sufficiency, Title and Condition of Purchased Assets.

                           (a)      The Purchased Assets constitute all of the
assets, property rights and systems of Sellers and Non-Debtor Subsidiaries used or held for use in the Business, except for the Excluded Assets, and at the Closing Date Sellers will validly transfer to Purchaser and Purchaser will have title to each of the Purchased Assets free and clear of Liens other than mortgages listed on Schedule 2.1(p). Except as set forth on Schedule 3.20, title to each of the Purchased Assets will be transferred free and clear of any Encumbrances, other than the mortgages listed on Schedule 2.1(p).

                           (b)      Sellers make no representations or
warranties concerning the condition of the Purchased Assets and such assets are being transferred to Purchaser on an "As Is, Where Is" basis and, except as specifically provided for in this Agreement, Sellers make no warranty of merchantability, suitability or fitness for a particular purpose or quality, with respect to any tangible assets being transferred, or as to the condition or workmanship thereof or the absence of any defects, whether latent or patent.

                  Section 3.21. Bank Accounts. Schedule 3.21 sets forth a complete and accurate list of each bank account of Sellers and the Non-Debtor Subsidiaries, together with the account numbers, locations and authorized signatories on the signature cards of each such account.

                  Section 3.22. Absence of Certain Changes or Events. Since September 30, 2001, the Business has been conducted in the ordinary course of business consistent with past practice since the Petition Date and except as set forth on Schedule 3.22 there has not been any event, occurrence, development or state of circumstances or facts which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

                  Section 3.23. Estimates. Sellers have prepared the estimated amounts set forth Schedule 2.3(b), Schedule 2.3(c) and Schedule 2.3(e) in good faith and in reliance upon the reasonable assumptions of Sellers.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  Purchaser hereby represents and warrants to Sellers as follows:

                  Section 4.1. Authority. Purchaser has the requisite limited liability company power and authority to execute and deliver this Agreement and any Related Documents to which it is or will be a party and to consummate the transactions contemplated hereby and thereby to be performed by it. All limited liability company proceedings and actions on the part of Purchaser required by Law, its certificate of formation, operating agreement, this Agreement and the Related Documents to which it is or will be a party, the performance of the obligations hereunder and thereunder to be performed by it and the consummation of the transactions contemplated hereby and thereby have been duly taken, and no other limited liability company proceedings or actions on the part of Purchaser, its managers or its members is necessary. This Agreement is, and each of the Related Documents to which Purchaser is or will be a party will upon execution be, a valid and binding agreement enforceable against Purchaser in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws affecting the enforcement of creditor's rights generally.

                  Section 4.2.      Organization, Standing and Power. Purchaser
(a) is a limited liability company duly organized, validly existing and in good standing under the Laws of the state of its formation; (b) has all requisite limited liability company power and authority to own, lease or operate the assets it now owns, leases or operates and to carry on the business now being conducted by it; and (c) is duly qualified or licensed to do business and in good standing in each jurisdiction in which the ownership or use of its assets or conduct of its business requires it to be so qualified or licensed and in good standing except where any such failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a material adverse effect on Purchaser.

                  Section 4.3. Litigation. No Actions or Proceedings are pending or, to the Knowledge of Purchaser, threatened against Purchaser which seeks to delay or prevent the consummation of, or which would materially adversely affect Purchaser's ability to consummate, the transactions contemplated by this Agreement.

                  Section 4.4. Consents and Approvals. Except as set forth on Schedule 4.4, the execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby will not: (a) violate any provision of the certificate of formation or operating agreement of Purchaser; (b) violate any Law applicable to Purchaser; or (c) require Purchaser to make any filing with, obtain any permit, consent, license or approval of, or give any notice to, any Governmental Entity except, in the case of clauses (a), (b) and (c), for such violations, filings, permits, consents, licenses, approvals, notices, breaches or conflicts which would not be reasonably likely to prohibit Purchaser from consummating the transactions contemplated by this Agreement or the Related Documents to which it is a party or performing its obligations hereunder and thereunder.

                  Section 4.5. Brokers and Finders. No broker, finder, consultant or intermediary is entitled to a broker's, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement or upon the consummation of the transactions contemplated hereby, or if the Closing does not occur and Purchaser shall indemnify and hold harmless Sellers and Non-Debtor Subsidiaries from and against any liability with respect to any and all such fees and commissions arising out of any claimed retention by Purchaser of a broker or finder in connection with the transactions contemplated by this Agreement.

                                   ARTICLE V

                        CERTAIN COVENANTS AND AGREEMENTS
                            OF SELLERS AND PURCHASER

                  Section 5.1. Access and Information. Upon reasonable notice and during customary business hours, or otherwise as mutually agreed to by the parties, and provided that such access does not materially interfere with the normal business operations of Sellers, Sellers will afford Purchaser and its counsel, accountants and other representatives full and complete access to the books, records and properties of Sellers and the opportunity to discuss the business, affairs and finances of Sellers with directors, officers, employees, accountants, attorneys, representatives, and customers of Sellers in order to enable Purchaser and its counsel, accountants and other representatives to make such investigations of Sellers, the Purchased Assets and the Business. Sellers agree that they will cause the officers and employees of Sellers, and will request Sellers' legal counsel and accountants, to reasonably cooperate with Purchaser, including promptly disclosing to Purchaser any material facts known to such parties which has resulted in, or could be reasonably expected to result in, a Material Adverse Effect. Purchaser agrees that its completion and satisfaction of its due diligence review of the Sellers, the Purchased Assets and the Business is not a condition to the obligations of the Purchaser to consummate the transactions contemplated by Article II.

                  Section 5.2. Registrations, Filings and Consents. Purchaser and Sellers shall use their respective reasonable best efforts to promptly take, or cause to be taken, all action and do, or cause to be done, all things necessary, proper or appropriate under applicable Laws to consummate and make effective the transactions contemplated by this Agreement as soon as practicable. The Purchaser and Sellers will cooperate and use their respective reasonable best efforts to obtain, as promptly as practicable, all consents, approvals, waivers and authorizations required.

                  Section 5.3.      Conduct of Business.

                           (a)      Each Seller and Non-Debtor Subsidiary agrees
that during the Interim Period, it will:

                                    (i)      preserve the Business intact,
         recognizing that Seller is operating its affairs pursuant to cash collateral arrangements that limit the Seller's ability to operate the Business;

                                    (ii)     subject to the preceding, use
         commercially reasonable efforts to keep available the services of the present employees listed on Schedule 5.3 attached hereto;

                                    (iii)    subject to the preceding, maintain
         the existing material relationships of Sellers with third parties;

                                    (iv)     subject to the preceding, operate
         the Business in the ordinary course;

                                    (v)      subject to the preceding maintain
         in effect all Seller Permits;

                                    (vi)     maintain in good repair the
         material properties and equipment of Sellers, subject to normal wear and tear; and

                                    (vii)    subject to the preceding, pay all
         of its post-petition obligations (including to vendors) in the ordinary course consistent with past practice and the aforementioned cash collateral arrangements.

                           (b)      Each Seller and Non-Debtor Subsidiary agrees
that during the Interim Period it will not, without the prior consent of
Purchaser:

                                    (i)      change the general character of the
         Business or enter into a material new line of Business or cease a material current line of Business;

                                    (ii)     amend any of its organizational
         documents;

                                    (iii)    enter into, or make or permit any
         amendment of (or relinquish any right under), any Assigned Contract, other than in the ordinary course of business;

                                    (iv)     other than the repurchase agreement
         by and between Outsource and TeamStaff, Inc., enter into any joint venture or partnership or acquire, by merger or otherwise, any substantial portion of the assets or securities of, or make any investment in, any other entity;

                                    (v)      except in accordance with policies,
         practices or agreements in effect on November 27, 2001, as modified pursuant to order of the Bankruptcy Court pursuant to the Company's retention plan, enter into or amend any employment, consulting or severance agreement with, or grant any severance pay to, any employee or increase the compensation of any employee;

                                    (vi)     establish any new employee benefit
         plan or broaden eligibility for, or increase the benefits provided by, any such plan except to the extent required by law, the plan or any insurance carrier providing benefits under an existing plan;

                                    (vii)    violate in any material respect any
         law, rule, judgment, award or decree, other than an inadvertent violation that could not reasonably be expected (individually, or together with other violations) to have a Material Adverse Effect on the Business;

                                    (viii)   make any change in its method of
         accounting except in accordance with GAAP;

                                    (ix)     other than in the ordinary course
         of business, enter into any Affiliate Transactions that would survive the Closing or sell, transfer or otherwise dispose of any of its Business, goodwill or the Purchased Assets to any of its affiliates;

                                    (x)      enter into any other transaction
         outside the ordinary course of business, including, without limitation, executing contracts providing for payments by any one or more of the Sellers in excess of $50,000; or

                                    (xi)     enter into any agreement or
         arrangement in violation of the foregoing.

                  Section 5.4.      Submission for Bankruptcy Court Approval.

                           (a)      On November 27, 2001, Sellers filed the
Bidding Procedures Order with the Bankruptcy Court seeking approval and authorization of the observance and performance of such terms by Sellers and Purchaser during the pendency of the Bankruptcy Case. Sellers shall use best efforts to obtain Bankruptcy Court approval of the Bidding Procedures Order on or before December 10, 2001, but in no event later than December 14, 2001.

                           (b)      As promptly as practicable, but in no event
later than December 19, 2001, Seller shall file with the Bankruptcy Court a motion, notices and a proposed order (the "SALE ORDER"), each in a form and substance reasonably satisfactory to Purchaser, seeking approval under Sections 105, 363, 364 and 365 of the Bankruptcy Code of this Agreement, Seller's and its Subsidiaries' performance hereunder, the sale of the Purchased Assets free and clear of all Liens, claims (as defined in Section 101(5) of the Bankruptcy Code) and interests, and the assumption and assignment of the Assigned Contracts as provided in this Agreement. Purchaser shall cooperate with Seller in obtaining such Bankruptcy Court approval and Seller shall use its reasonable best efforts to obtain such Bankruptcy Court approval.

                  Section 5.5. Leases and Other Contracts. Purchaser agrees that it shall, on or prior to December 18, 2001, identify to the Sellers all Assigned Contracts that are to be included within the Purchased Assets. Purchaser shall reasonably cooperate with the Sellers in providing any information that may be required to demonstrate adequate assurance of future performance of all Assigned Contracts to the extent required pursuant to Section 365(f)(2)(B) of the Bankruptcy Code. Purchaser reserves the right, until the Closing, to delete any Contract from the Assigned Contracts.

                  Section 5.6. Capitalization of Purchaser. At or prior to the Closing, the Purchaser shall enter into arrangements (which may include equity and/or debt financings) providing for the capitalization of Purchaser with at least $6,000,000 in funds which are available to the Purchaser.

                  Section 5.7. Retention of Books and Records. Purchaser shall retain, for a period of three years following the Closing, all books, records and other documents pertaining to Sellers in existence on the Closing Date that are required to be retained under current retention policies and to make the same available after the Closing Date for inspection and copying by Sellers or their agents at Sellers' expense, during regular business hours and upon reasonable request and upon reasonable advance notice. Purchasers shall hold all such information in strict confidence. After the expiration of such period, no such books and records shall be destroyed by Purchaser without first advising Sellers in writing detailing the contents thereof and giving Sellers at least 120 days to obtain possession thereof.

                  Section 5.8. Assistance in Administration. After the Closing Date, Purchaser shall make available to Seller Carolyn Noonan, the Comptroller and Chief Accounting Officer of Seller, to serve as a part time "Estate Representative" for Seller (to exercise the rights and powers exercised by Sellers' Board of Directors and Chief Executive Officer before the Closing
Date) for a period of not less than 180 days following the Closing, whose services shall be charged to Seller at the rate of $90 per hour. To reduce the post-Closing costs of Seller, the Estate Representative shall be entitled to retain the services of other former employees of Seller at the designation of Carolyn Noonan and reasonably acceptable to Purchaser, for administrative assistance, at hourly rates to be mutually agreed upon by the Seller and the Purchaser ranging from $20 to $90 per hour (collectively with the amount to be paid to the Estate Representative, the "Reimbursement Rate"). To the extent that services are provided to Seller during normal working hours, the Reimbursement Rate shall be paid to the Purchaser. To the extent that the Estate Representative or other designated employee provides services to the Seller other than during normal working hours, the Reimbursement Rate shall be paid to the Estate Representative or the other designated employee, as the case may be by the Seller.

                  Section 5.9. Further Assurances. At any time after the Closing Date, at Purchaser's expense, Sellers shall, and Purchaser shall promptly execute, acknowledge and deliver any other assurances or documents reasonably requested by Purchaser or Sellers, as the case may be, and necessary for Purchaser or Sellers, as the case may be, to satisfy its obligations hereunder or obtain the benefits contemplated hereby and Sellers shall cooperate with Purchaser in connection with the disposition of certain Purchased Assets prior to Closing.

                  Section 5.10. Closing. The parties agree to use all commercially reasonable efforts to ensure the satisfaction or waiver of the conditions set forth in Article VI so as to enable the parties to effect the Closing on or prior to January 10, 2002.

                  Section 5.11. Transfer Taxes. Purchaser shall pay and indemnify and hold Seller harmless from and against all sales, use, transfer, real estate transfer, stamp, documentary and other similar Taxes which may be imposed or assessed as a result of Purchaser's acquisition of the Purchased Assets.

                  Section 5.12. Employment. (a) Subject to Section 5.13, on the Closing Date, Purchaser will offer (directly or through one or more Wholly Owned Subsidiaries) regular full-time or part-time employment, as applicable, to the Transferred Employees on terms substantially comparable to or better than their terms as of the Closing Date. Nothing in this Section 5.12 shall be deemed to require, however, that the employment of any Transferred Employee be continued for any specific period of time after the Closing Date.

                           (b)      Subject to Section 5.13, on or prior to the
Closing Date, Purchaser will offer (directly or through one or more Wholly Owned Subsidiaries) regular full-time employment to the five executive employees of Sellers listed on Schedule 5.13(b) on terms no less favorable, taken as a whole, than those in effect as of the Closing Date and at the salary of such employee as of the Closing Date. Subject to Section 5.13, on or prior to the Closing Date, Purchaser will offer to Michael Sharp (directly or through one or more Wholly Owned Subsidiaries) regular full-time employment on terms substantially similar to those agreed in principle between Purchaser and Michael Sharp on or prior to the date hereof.

                           (c)      Pursuant to Sections 3121(a), 3302(e) and
3306(b) of the Code, for the period beginning January 1, 2002 and ending on the Closing Date, the Seller shall transfer to the Purchaser and Purchaser shall accept (as successor to the Seller solely with respect to this Section 5.12(c)) with respect to the Transferred Employees, (i) the obligation of the Seller to file Forms W-2, Wage and Tax Statement and (ii) credit for Social Security and Medicare wage taxes (FICA payments), federal unemployment taxes (FUTA payments) and applicable state unemployment taxes. Notwithstanding any provision contained herein to the contrary, the Purchaser shall not be deemed a successor employer for the purpose of any applicable immigration laws.

                  Section 5.13. WARN Act and Severance Prior to the Closing, Purchaser shall deliver to Sellers a written indication of how many of Sellers' existing employees (other than Service Employees), on an entity-by-entity basis, Purchaser intends to employ on an "at will" basis following the consummation of the acquisition (the "EMPLOYEE RETENTION COMMITMENT"). Sellers will rely on this information to determine whether and to what extent they may have obligations under the Worker Adjustment and Retraining and Notification Act, 29 U.S.C. ss. 2101 et seq. ("WARN ACT"), as a result of any decision by Purchaser not to employ all of Sellers' existing employees (other than Service Employees). The Employee Retention Commitment shall constitute a binding agreement by Purchaser
(a) to offer at closing employment on an "at will" basis to the number of existing employees set forth therein (provided that such number shall be reduced to reflect voluntary attrition and terminations by Sellers prior to Closing) and
(b) to adopt and retain Sellers' severance policy with respect to those employees of Sellers (other than Service Employees) actually employed by Purchaser at Closing, which policy shall be maintained for a period not less than 180 days following the Closing ("180-DAY COMMITMENT"), in each case subject to the Closing of the transactions contemplated herein. Any WARN Act obligations, and any obligations under the Sellers' existing severance policy with respect to existing employees of the Sellers that are not offered employment by Purchaser (other than Service Employees and employees of Sellers who voluntary terminate employment or are terminated by Sellers prior to the Closing) on the terms set forth in the Outsource International, Inc. Retention and Severance Payment Plan and Summary Plan Description ("PLAN") which Sellers have previously furnished to Purchaser, resulting from the transactions contemplated hereunder shall be the sole responsibility of Purchaser and shall be funded to Seller by Purchaser for the benefit of such employees not offered employment at Closing to the extent then due and payable (and thereafter as and when due and payable), without any reduction to the consideration to be received by Sellers for the Purchased Assets on account of any such obligations; provided that as to any of Sellers' employees (other than Service Employees and other than the six executives previously identified by Sellers to Purchaser), so long as such employee is offered employment on terms substantially similar to those applicable to such employee prior to Closing, including, without limitation, salary, benefits (including the 180 Day Commitment), location and responsibility, no severance shall be payable to any such employee if the employee turns down such employment offer by Purchaser; provided further, that as to such six executives, no severance shall be payable to any such executive if such executive is offered employment on terms as required by Section 5.12(b) (including the severance amount set forth in the Plan to which such person is entitled under the Plan), if such executive turns down such employment offer by Purchaser. Purchaser shall indemnify and hold harmless Sellers from any and all WARN Act liabilities, except as set forth in the following sentence. Except as may result from Purchaser's failure to abide by the Employee Retention Commitment, Sellers have not taken any action at any single site of employment in any 90-day period during the last twelve months prior to the date hereof or the Closing Date that would constitute a "mass layoff" or "plant closing" within the meaning of the WARN Act, or any similar state or local law, or otherwise trigger notice requirements or liability under any local or state plant closing notice law, or collective bargaining agreement and Sellers shall indemnify and hold harmless Purchaser from any and all liabilities resulting from such actions.

                  Section 5.14. Specified Unpaid Expenses Immediately following the Closing, Sellers shall set aside in a segregated account an amount equal to the Specified Unpaid Expenses and shall use such amount to pay such Specified Unpaid Expenses.

                  Section 5.15. Outsource Name. From and after the Closing Date, the Sellers shall discontinue the use of the Intellectual Property set forth on Schedule 3.13(a) in any commercial context; provided, however, that the Sellers may use the Intellectual Property listed on such Schedule 3.13(a) for purposes of filings required by applicable law, including but not limited to filings with the Securities and Exchange Commission, or with the Bankruptcy Court.

                  Section 5.16. No Individual Liability. Purchaser agrees that nothing in this Agreement will impose or lead to personal liability on the part of Michael Sharp or any other officer, director or employee of Sellers, whether due to the representations and warranties made herein or otherwise. Purchaser acknowledges that its agreement is with the Sellers and any recourse it has with respect to any default by the Sellers under this Agreement is against the Sellers and not against Michael Sharp or any other officer, director or employee of Sellers.

                  Section 5.17. Cure Costs. On the second Business Day prior to the Closing Date, Sellers shall deliver to Purchaser a copy of Schedule 2.3(e) updated as of such date.

                  Section 5.18. DeBellas. Upon consummation of the Closing, Seller shall pay to DeBellas, as full and final settlement of its claims against the Sellers, a fee in the amount of $750,000, and Sellers may require Purchaser to deliver all or any portion of the Purchase Price to DeBellas for payment of such claims.

                                   ARTICLE VI

                              CONDITIONS TO CLOSING

                  Section 6.1. Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate the transactions contemplated by Article II shall be subject to the satisfaction or waiver by Purchaser in writing on or prior to the Closing Date of each of the following conditions:

                           (a)      Representations; Covenants. (i) Each of the
representations and warranties of Sellers contained in this Agreement that is qualified by materiality shall be true and correct when made and as of the Closing Date, in each case with the same effect as though such representations and warranties had been made on and as of the Closing Date (except that representations and warranties that are made as of a specific date need be true and correct only as of such date); provided, that to the extent that any representation or warranty is qualified by reference to the Knowledge of Sellers, such qualification shall be disregarded for purposes of determining whether such representation or warranty has been breached to the extent that (1) such representation or warranty, without reference to the Knowledge qualifier, is not materially true and correct as of the Closing Date and (2) such inaccuracy could be reasonably expected to result in a Material Adverse Effect;
(ii) each of the representations and warranties that is not so qualified shall be true and correct in all material respects when made and as of the Closing Date (notwithstanding any qualification of Knowledge), in each case with the same effect as though such representations and warranties had been made on and as of the Closing Date (except representations and warranties that are made as of a specific date need be true and correct in all material respects only as of such date); provided, that to the extent that any representation or warranty is qualified by reference to the Knowledge of Sellers, such qualification shall be disregarded for purposes of determining whether such representation or warranty has been breached to the extent that (1) such representation or warranty, without reference to the Knowledge qualifier, is not materially true and correct as of the Closing Date and (2) such inaccuracy could be reasonably expected to result in a Material Adverse Effect; and (iii) each of the covenants and agreements of Sellers to be performed on or prior to the Closing Date shall have been duly performed in all material respects; and Purchaser shall have received at the Closing certificates to the foregoing effect, dated as of the Closing Date and executed on behalf of Sellers.

                           (b)      No Material Adverse Effect. From December
18, 2001 to the Closing Date, (i) there shall have been no Material Adverse Effect and (ii) Sellers shall have delivered to Purchaser a certificate, dated as of the Closing Date, to such effect.

                           (c)      No Injunction; Absence of Certain
Litigation. No preliminary or permanent injunction issued by any court of competent jurisdiction restraining or prohibiting the transaction contemplated hereby shall be in effect. No other action or proceeding shall be pending against the Sellers which would reasonably be expected to have a Material Adverse Effect on the Sellers considered as a whole.

                           (d)      Regulatory Approvals. All regulatory
approvals shall have been obtained from and made with all required Governmental Entities.

                           (e)      Third Party Consents. All necessary
shareholder, director, lender and third party consents, waivers and approvals shall have been received, to the extent required.

                           (f)      Bidding Procedures Order and Sale Order. The
Bankruptcy Court shall have entered (i) the Bidding Procedures Order in form and substance reasonably satisfactory to Purchaser and (ii) the Sale Order in form and substance reasonably satisfactory to Purchaser. No stay of the Sale Order shall have been obtained before the eleventh day following the entry of the Sale Order.

                           (g)      Franchise Agreements. Each franchise
agreement between Sellers and their respective franchisees shall be valid and enforceable and shall be assigned to Purchaser.

                           (h)      Liabilities. The liabilities estimated on
Schedule 2.3(b) and Schedule 2.3(c) shall be materially accurate in all respects.

                           (i)      Cure Costs. As of the Closing Date, "cure
costs" in respect of Assigned Contracts shall not exceed 150% of the aggregate "cure costs" estimated on Schedule 2.3(e)(3), if, in order for such aggregate "cure costs" to be reduced to the estimated amount, it is necessary to exclude certain Assigned Contracts and such exclusion could reasonably be expected to result in a Material Adverse Effect.

                           (j)      Michael Sharp shall have accepted the offer
made by the Purchaser pursuant to Section 5.12(b) and shall have entered into a written employment agreement with Purchaser on the terms contemplated thereby.

                  Section 6.2. Conditions to Obligations of Sellers. The obligation of Sellers to consummate the transactions contemplated by Article II shall be subject to the satisfaction or waiver in writing by Sellers on or prior to the Closing Date of each of the following conditions:

                           (a)      Representations; Covenants. Each of the
representations and warranties of Purchaser contained in this Agreement shall be true in all material respects as of the Closing Date, in each case with the same effect as though such representations and warranties had been made on and as of the Closing Date (except that representations and warranties that are made as of a specific date need be true in all material respects only as of such date); each of the covenants and agreements of Purchaser to be performed on or prior to the Closing Date shall have been duly performed in all material respects; and Sellers shall have received at the Closing certificates to the foregoing effect, dated as of the Closing Date and executed on behalf of Purchaser.

                           (b)      No Injunction; Absence of Certain
Litigation. No preliminary or permanent injunction issued by any court of competent jurisdiction restraining or prohibiting the transactions contemplated hereby shall be in effect.

                           (c)      Regulatory Approvals. All regulatory
approvals shall have been obtained from and made with all required Governmental Entities.

                           (d)      CIT Release. The CIT Group Business Credit
Inc shall release any liens and claims against the Sellers, the Estate and the Non-Debtor Subsidiaries.

                           (e)      Release of Claims. Ableco A2 Funding LP and
Ableco Holding LLC (collectively, "Ableco") shall have released Sellers and the Estate from liability with respect to any portions of its Credit Facilities that are assumed/refinanced in connection with this transaction and agree that any property subject to liens or security interests of Ableco, whether asserted in its own capacity or pursuant to rights of subordination, in or against the Minimum Cash Component, the Cash Reserves and the cash set aside for the Specified Unpaid Expenses and property remaining in the Estate following such transaction shall be available to satisfy, in the case of the Cash Reserves, solely the liabilities for which such reserves were established, in the case of the Minimum Cash Component, allowed administrative and priority claims, and, in the case of the cash set aside for the Specified Unpaid Expenses, such Specified Unpaid Expenses and, thereafter, to satisfy any remaining allowed administrative, priority and general unsecured claims, provided that Ableco shall waive or relinquish all rights of Ableco, as a general unsecured creditor, including the right to assert rights under any existing subordination agreement to any distribution available to Ableco in its capacity as a general unsecured creditor. Nothing in Ableco's agreement to permit the Cash Reserves, the Minimum Cash Component or other property remaining in the Estate that would otherwise be subject to Ableco's lien to be used to satisfy claims specified herein shall be deemed or construed to permit a party holding a lien junior to Ableco in or against such property, whether as a result of subordination or otherwise, to move up in priority from a junior to a more senior position.

                           (f)      Minimum Cash at Closing. The amount of cash
available to Seller at closing, not including Cash Reserves and after the amount set aside for the Specified Unpaid Expenses, shall be not less than $1,748,000, as reasonably determined by Purchaser; provided, that Purchaser, in its sole discretion, may elect to waive such condition on behalf of Seller by increasing the Purchase Price by an amount equal to $1,748,000 minus the cash available to Seller at Closing.

                           (g)      Employment Agreements. Purchaser shall have
offered (directly or through one or more Wholly Owned Subsidiaries) employment to the five executive employees of Sellers listed on Schedule 5.13(b) and Michael Sharp on the terms required by Section 5.12(b).

                           (h)      Capitalization of Purchaser. The Purchaser
shall have entered into arrangements for its capitalization in accordance with
Section 5.6.

                           (i)      Payment of Cure Costs. The Purchaser shall
have paid the cure costs for all Assigned Contracts.

                           (j)      Payment of Severance. The Purchaser shall
have paid to Seller, for the benefit of persons entitled to receive such amounts, all applicable severance amounts and all applicable WARN Act obligations described in Section 5.13 which are due and payable as of the Closing Date.

                  Section 6.3 Conditions to Obligations of Purchaser and Sellers. The obligations of the parties to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver by both parties on or prior to the Closing Date on the condition that no court or governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, or non-appealable Judgment which is in effect on the Closing Date and prohibits the consummation of the Closing.

                                  ARTICLE VII

                                   TERMINATION

                  Section 7.1. Termination. Anything contained herein to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing
Date:

                           (a)      by mutual written consent of Sellers and
Purchaser;

                           (b)      by Sellers, on the one hand, or Purchaser,
on the other hand, if the Closing does not occur on or prior to January 30, 2002;

                           (c)      by either Sellers, on the one hand, or
Purchaser on the other hand, if consummation of the transactions contemplated by
Article II would violate any non-appealable final Judgment of any court or Governmental Entity having competent jurisdiction;

                           (d)      by Purchaser, if the Bankruptcy Court has
not entered the Bidding Procedures Order on or prior to December 14, 2001;

                           (e)      by Purchaser, if the Seller has not filed
the Sale Order with the Bankruptcy Court on or prior to December 19, 2001.

                           (f)      by Purchaser, if the Bankruptcy Court has
not entered the Sale Order on or prior to January 9, 2001; and

                           (g)      by Sellers, on the one hand, or Purchaser,
on the other hand, in the event of an Auction Transaction.

                  Section 7.2. Notice of Termination. In the event of any termination pursuant to this Article VII, written notice thereof setting forth the reasons therefor shall promptly be given to the other parties and the transactions contemplated by this Agreement shall be terminated, without further action by any party.

                  Section 7.3. Abandonment. If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this
Section 7.3, this Agreement shall become void and of no further force or effect, except for the provisions of (a) Section 8.4 relating to publicity; and (b)
Section 8.3 relating to certain expenses. Nothing in this Section 7.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  Section 8.1. Non-Survival of Representations and Warranties. The representations and warranties and the covenants required to be performed prior to the Closing Date contained in this Agreement shall terminate as of the Closing Date; provided, however, that representations and warranties based on the Knowledge of Sellers (except those set forth in Sections 3.12(c) and (d)) and those pertaining to title of Sellers to the Purchased Assets shall survive for a period of sixty days following the Closing.

                  Section 8.2. Amendment and Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Sellers and Purchaser, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party or parties in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                  Section 8.3. Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, the parties shall bear their own respective expenses (including, but not limited to, all compensation and expenses of counsel, financial advisors, consultants, actuaries and independent accountants) incurred in connection with this Agreement and the transactions contemplated hereby.

                  Section 8.4. Public Disclosure. Each of the parties to this Agreement agrees with the other parties hereto that, except as may be required to comply with the requirements of applicable Law or the rules and regulations of each stock exchange upon which the securities of one of the parties or its Affiliates is listed, no press release or similar public announcement or communication will be made or caused to be made concerning the execution or performance of this Agreement unless specifically approved in advance by all parties hereto; provided, however, that to the extent that either party to this Agreement is required by applicable Law or the rules and regulations of any stock exchange upon which the securities of one of the parties or its Affiliates is listed to make such a public disclosure, such public disclosure shall only be made after prior consultation with the other party to this Agreement.

                  Section 8.5. Assignment. This Agreement and the rights and obligations of the parties hereunder shall not be assigned, delegated or otherwise transferred, by Purchaser or by Sellers; provided, however, that Purchaser may assign its rights and obligations hereunder to an Affiliate of Purchaser solely for the purpose of engaging in the transactions contemplated hereby and that has not engaged in any other business activity; provided that such assignee shall assume all obligations of Purchaser hereunder (including, without limitation the obligations under

Section 5.6). Sellers agree to enter into such amendments to, or restatements of, this Agreement and the exhibits hereto as may be reasonably required to give effect to this Section 8.5, so long as such amendments or restatements do not adversely affect the rights of Sellers hereunder or thereunder.

                  Section 8.6. Entire Agreement. This Agreement (including all Schedules hereto) contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters including the Letter of Intent, which will remain in full force and effect for the term provided for therein.

                  Section 8.7. Fulfillment of Obligations. Any obligation of any party to any other party under this Agreement, which obligation is performed, satisfied or fulfilled by an Affiliate of such party, shall be deemed to have been performed, satisfied or fulfilled by such party.

                  Section 8.8. Parties in Interest; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Purchaser and Sellers, or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

                  Section 8.9.      Schedules. Each of the parties hereto shall
(a) give prompt notice to the other party of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty by such party contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date and shall promptly deliver to the other party an amended or supplemental Schedule to such representation or warranty; and (b) give prompt notice to the other party of any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or under any Related Document; provided, however, that the delivery of any notice pursuant to this Section 8.9 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice. No notification under this Section
8.9 shall be deemed to cure any breach or default or event of default or render any representation or warranty incomplete or inaccurate.

                  Section 8.10. Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, each of which shall be deemed to be an original by the parties executing such counterpart, but all of which shall be considered one and the same instrument.

                  Section 8.11. Headings. The section and paragraph headings and table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                  Section 8.12. Notices. All notices hereunder shall be deemed given if in writing and delivered personally, sent by facsimile (confirm receipt), by registered or certified mail

(return receipt requested) or nationally recognized overnight courier to the parties at the following addresses (or at such other addresses as shall be specified by like notice):

                                 if to Sellers:

                                    Outsource International, Inc.
                                    1690 Congress Avenue
                                    Delray Beach, Florida 33445
                                    Attn.:  Michael Sharp
                                    Fax: (561) 454-3644

                                    with a copy to:

                                    Akerman Senterfitt & Eidson, P.A.
                                    Suite 1600
                                    350 E. Las Olas Boulevard Ft. Lauderdale,
                                        Florida 33301
                                    Attn.: Donn Beloff, Esq.
                                    Fax: (954) 463-2224

                        (a)      if to Purchaser:

                                    Cerberus Outsource SPV LLC
                                    c/o Cerberus Capital Management, LP
                                    450 Park Avenue
                                    New York, New York  10022
                                    Attn.: Eric Miller
                                    Fax: (212) 758-5305

                                 with a copy to:

                                    Schulte Roth & Zabel LLP
                                    919 Third Avenue
                                    New York, New York 10022
                                    Attn: Robert B. Loper, Esq.
                                    Fax: (212) 593-5955

                  Any notice given by mail shall be effective when received.

                  Section 8.13. No Strict Construction. Notwithstanding the fact that this Agreement has been drafted or prepared by one of the parties, the parties confirm that both they and their respective counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the parties, and the language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction construing ambiguities against the draftsperson shall be applied against any Person.

                  Section 8.14. Governing Law. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York without reference to the choice of law principles thereof.

                  Section 8.15. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability.

   [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGE FOLLOWS.]

         IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the parties hereto as of the date first written above.

                                 SELLERS:

                                 OUTSOURCE INTERNATIONAL, INC.



                                 By: /s/ Michael A. Sharp
                                    -------------------------------------------
                                    Name: Michael A. Sharp
                                    Title: Chief Restructuring Officer,
                                           Executive Vice President and Chief
                                           Financial Officer

                                 OUTSOURCE FRANCHISING, INC.



                                 By: /s/ Michael A. Sharp
                                    -------------------------------------------
                                    Name: Michael A. Sharp
                                    Title: Executive Vice President and
                                           Chief Financial Officer

                                 OUTSOURCE INTERNATIONAL OF AMERICA, INC.



                                 By: /s/ Michael A. Sharp
                                    -------------------------------------------
                                    Name: Michael A. Sharp
                                    Title: Executive Vice President and
                                           Chief Financial Officer

                                 CAPITAL STAFFING FUND, INC.



                                 By: /s/ Michael A. Sharp
                                    -------------------------------------------
                                    Name: Michael A. Sharp
                                    Title: Executive Vice President and
                                           Chief Financial Officer

                                 GUARDIAN EMPLOYER WEST, LLC



                                 By: /s/ Michael A. Sharp
                                    -------------------------------------------
                                    Name: Michael A. Sharp
                                    Title: Manager


                  [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

                                 GUARDIAN EMPLOYER EAST, LLC



                                 By: /s/ Michael A. Sharp
                                    -------------------------------------------
                                    Name: Michael A. Sharp
                                    Title: Manager

                                SYNADYNE III, INC.



                                 By: /s/ Michael A. Sharp
                                    -------------------------------------------
                                    Name: Michael A. Sharp
                                    Title: Executive Vice President and
                                           Chief Financial Officer

                                 PURCHASER:

                                 CERBERUS OUTSOURCE SPV LLC



                                 By: /s/ Eric Miller
                                    -------------------------------------------
                                    Name: Eric Miller
                                    Title: Authorized Representative



                  [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]